Exhibit 10.1
ATMEL CORPORATION
STOCK OPTION FIXED DATE EXERCISE
ELECTION FORM

Name:	Date of Election:

E-mail:	Social Security Number:

Work Phone:	Employee Number:

Option Grant Number:

PLEASE NOTE THAT BY YOUR SIGNATURE BELOW, YOU ARE ACKNOWLEDGING THAT YOU HAVE READ THIS ELECTION FORM AND ALL ACCOMPANYING DOCUMENTS.
This election may be necessary to protect you from penalty taxes that may be imposed on you under new Section 409A of the Internal Revenue Code. Under the new law, if you hold stock options that vest after December 31, 2004 that were not granted with an exercise price equal to at least the fair market value of the Company’s stock on the date of grant (“discount options”) the portion of the stock options that vests after December 31, 2004 does not comply with Section 409A and, unless the options are corrected, your gain with respect to the affected portion of your option will be includible in your taxable income prior to exercise, and will be subject to regular state and federal taxes plus a 20% federal penalty tax and interest charges. However, under special transition rules designed by the IRS to protect taxpayers from such adverse tax consequences, you are permitted to make an irrevocable election to specify the year (after 2008) in which you would exercise your options (although this exercise date could be accelerated by any change in control of the Company or by your termination of service).
Please select one of the Election Alternatives below and complete the required information, and submit the form. If you do not make an Election below, you will be liable for any taxes resulting from your discount options.
ELECTION ALTERNATIVES

☐	Single-Year Election: I hereby elect to exercise all of my discount options vesting after December 31, 2004 during the eligible exercise window in calendar year .

☐	Multiple-Year Election: I hereby elect to exercise my discount options vesting after December 31, 2004 indicated by grant number above in accordance with the following schedule:

	Specific Number		Specific Number
	of Outstanding		of Outstanding
Exercise Year	Options to	Exercise Year	Options to
(or Period)	Exercise	(or Period)	Exercise
2009		2012
2010		2013
2011

GENERAL INFORMATION APPLIED TO BOTH ALTERNATIVES
In making this election, I understand that the exercise schedule elected above will be accelerated only upon my death, disability, termination of service, or a change in control of the Company (all as defined under Section 409A). (The exercise procedures applicable to my elected exercise year, and to any accelerated exercise are described below.)
Please note that your election cannot occur later than your option’s original expiration date. If the date your option is scheduled to expire by its terms falls in your chosen exercise year you may not exercise your amended option beyond the date on which the option expires.

Atmel Corporation

Signed:

Date:	Date:

Name (printed):	By: [	]

IMPORTANT DEADLINE: You must ensure that this election form is received by Atmel Corporation at the contact information below no later than 12:00 pm (Noon) April 25, 2008. If this election form is not received by then or is improperly completed, it will be invalid. If, within 24 hours of you sending your election form, you have not received an email confirmation that your election form was received and properly completed, please call Patrick Reutens at 408.436.4229. If by 1:00 p.m. on April 25, 2008, you have not received an email confirmation that your election form was received and properly completed, please call Patrick Reutens at 408.436.4229.
Please return your completed form by facsimile to:
Patrick Reutens
Fax: 408.436.4111
Representations Regarding the Terms and Conditions of this Election and Amendment of Eligible Options
Voluntary Participation. The election made by me on this form is entirely voluntary. I understand that the Company is not making, nor has it made, any recommendations on whether I should make an election, and that the Company in applying the program under which these options were granted, has provided the flexibility to permit me to make the election voluntarily as I deem appropriate. I acknowledge that I understand that the Company’s stock plans provide that, after I properly complete and deliver this election, all of my discount options covered by a valid election will be amended automatically as described in this election form.
Irrevocable Election. I acknowledge that once I make an election under this procedure, it is deemed to be irrevocable as of April 25, 2008 and thus I may not later change my decision with respect to any portion of this election. However, the Company does reserve the right to cancel or replace, or allow employees to cancel or replace, this election to the extent permitted or required by subsequent changes in the tax law.
Amendment to Stock Option. I acknowledge that my election selected above will serve as an amendment to my discount options to the extent required to implement such election. By my execution of this election, I agree to be bound by all the terms and conditions of this election as described in this election form and its instructions. I further authorize the Company to apply all provisions of my option agreement to prevent taxation under Section 409A. Other than as amended by the terms and conditions of this election, my discount options remain subject to all of the terms and conditions of the applicable stock plan and stock option agreement(s) memorializing my discount options.
Special Rules Applicable to Exercise Date Accelerations Triggered by Termination Of Service. My option exercise date will be accelerated if I experience a termination of service due to my death, disability, or separation from service. In case of such event, I acknowledge that the period for exercising my options covered by this election will commence immediately after my termination of service, and will extend until the end of that calendar year (or, if later, until the 15th day of the third month after the month in which my services terminate), subject to three exceptions.
•	First, in the event that I am a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i) and the underlying regulations) as of the date of my separation from service, the period within which I may exercise my options covered by this election does not commence until the date that is six (6) months and one day after my separation date, and extends until the end of that calendar year (or, if later, until the 15th day of the third month after the month in which my services terminate), except as limited by the second and third exceptions.

•	Second, no option exercise period can extend any longer than the post-termination exercise period allowed under the option plan or my option agreement.

•	Third, if my option first becomes exercisable due to my termination of service and I am considered a “specified employee” as of the date of my separation of service, and if the term of my option or the post-termination exercise period does not extend past the date that is six (6) months after my separation date, I may exercise my options following my separation date no later than the earlier of the expiration of the original maximum term of the option or the expiration of the post-termination exercise period. However, any option proceeds will not be paid to me until the date that is six (6) months after my termination of service (in compliance with Section 409A(a)(2)(B)(i)).

No Guarantee of Vesting or Continued Status as a Service Provider. I acknowledge and agree that my election hereunder does not alter the vesting schedule of my discount options. I also acknowledge and agree that my election hereunder does not constitute an express or implied promise of continued status as a Service Provider for the applicable discount option vesting period, and that any election I may make shall not interfere with my right or the Company’s right to terminate my status as a Service Provider at any time, with or without cause.
Tax and Financial Consultation. I acknowledge and represent that I have consulted with such tax and legal advisors and consultants, if any, as I deemed advisable in connection with this election. I acknowledge that the information provided to me about the IRS regulations by the Company is based on the Company’s current reasoned interpretation of complicated proposed regulations and other IRS guidance based on the advice of various tax and legal experts, that I am not relying on the Company in, and I am solely responsible for, making any election hereunder and that I am not relying upon the Company for any such tax or legal advice.
Execution and Agreement to Terms and Conditions. Before signing this election form, I have received, read and understood this election form and its instructions. By submitting this election to the Company, I agree that my discount options have been amended, to the extent necessary, to reflect this election, and that my discount options are governed by the terms and conditions of this election, the applicable stock plan and my stock option agreement(s).
Administration. The Company will determine, in its sole and absolute discretion, all questions as to the form of election and the validity, eligibility and time of receipt of any election. Our determination of these matters will be final and binding on all parties.
THE COMPANY IS NOT MAKING ANY RECOMMENDATION TO ANY PERSON REGARDING WHETHER OR WHEN TO TAKE ANY ACTION IN RESPONSE TO SECTION 409A. EVERY AFFECTED OPTION HOLDER MUST DECIDE WHETHER AND HOW TO IMPLEMENT THESE POTENTIAL ACTIONS BASED ON HIS OR HER OWN PERSONAL TAX AND FINANCIAL POSITION AND OTHER FACTORS.